Exhibit 10.11

PCSB BANK

AMENDED AND RESTATED

DIRECTOR FEE DEFERRAL PLAN

ARTICLE I
PURPOSE

The purpose of this Amended and Restated Director Fee Deferral Plan (the “Plan,” and formerly the “Trustee Fee Deferral Plan”) is for PCSB Bank (the “Bank”) to provide current tax planning opportunities as well as supplemental funds for retirement for Directors. The Plan shall be effective December 16, 2015 for deferrals commencing January 1, 2016. The Plan is being amended and restated effective July 1, 2018.  The Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Plan is also intended to qualify as a “top hat” plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II
DEFINITIONS

For the purposes of this Plan, the following terms may have the meanings indicated, unless the context clearly indicates otherwise:

Account.  “Account” means the account maintained under the Plan by the Bank in the Participant’s name.

Account Balance.  “Account Balance” means the balance of the Participant’s Account as of the applicable distribution date.

Bank.  “Bank” means PCSB Bank, or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Board.

Beneficiary.  “Beneficiary” means the person or persons (and their heirs) designated as Beneficiary by the Participant to whom the deceased Participant’s benefits are payable. If no Beneficiary is so designated, then the Participant’s spouse, if living, will be deemed the Beneficiary. If the Participant’s spouse is not living, then the children of the Participant will be deemed the Beneficiaries and will take on a per stirpes basis.  If there are no living children, then the estate of the Participant will be deemed the Beneficiary.

Beneficiary Designation Form.  The “Beneficiary Designation Form” shall mean the Beneficiary Designation Form attached hereto as Exhibit C.

Board.  “Board” means the Board of Directors of the Bank.

Cash Account. “Cash Account” means the sub-account of a Participant’s Account which is maintained in cash and to which earnings is credited in accordance with Section 4.5 hereof.

Change in Control. “Change in Control” shall mean (a) a change in the ownership of the Bank, (b) a change in the effective control of the Bank, or (c) a change in the ownership of a substantial portion of the assets of the Bank as defined in accordance with Code Section 409A.

(a)A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

(b)A change in the effective control of the Bank occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury Regulation 1.409A-3(i)(5)(vi)(D)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank possessing 30 percent or more of the total voting power of the stock of the Bank, or (ii) a majority of the members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, provided that this subsection “(ii)” is inapplicable where a majority shareholder of the Bank is another corporation.

(c)A change in a substantial portion of the Bank’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury Regulation 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (i) all of the assets of the Bank, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulation 1.409A-3(i)(5), except to the extent that such regulations are superseded by subsequent guidance.

Code.  “Code” means the Internal Revenue Code of 1986, as amended.

Committee.  “Committee” means the Committee appointed to administer the Plan pursuant to Section 6.1 below.

Company.  “Company” means PCSB Financial Corporation.

Deferral Contribution.  “Deferral Contribution” means the amount of Director Fees a Participant elects to defer under Article IV of the Plan.

Director.  “Director” means a non-employee Director of the Bank.

Director Fees.  “Director Fees” means the annual and periodic fees paid to the Participant for services rendered on the Board or any Board committee.

Disability.  “Disability” means the Participant:

(a)is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months; or

(b)by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer; or

(c)is determined to be disabled by the Social Security Administration.

Election Form.  “Election Form” means the election form attached to this Plan as Exhibit A and incorporated herein by reference.

Employer Stock. “Employer Stock” means PCSB Financial Corporation common stock.

Notice of Adjustment of Deferral Contribution.  “Notice of Adjustment of Deferral Contribution” means the election form attached to this Plan as Exhibit B and incorporated herein by reference.

One-Time Election Form.  “One-Time Election Form” means the election form attached to this Plan as Exhibit D and incorporated herein by reference that would allow a Director to convert all or a portion of his or her existing Account and ongoing Deferral Contributions to Employer Stock as of July 1, 2018.

Participant.  “Participant” means any member of the Board who completes an Election Form.

Plan Year.  “Plan Year” means the period from January 1 to December 31.

Separation from Service.  “Separation from Service” or “Separates from Service” means the Participant’s death, retirement or termination from service from the Board of the Bank following the Participant’s resignation or a failure to be reappointed or reelected to the Board. For these purposes, a Participant shall not be deemed to have a Separation from Service until the Participant no longer serves on the Board of the Bank, the Bank’s holding company, or any member of a controlled group of corporations with the Bank or holding company within the meaning of Treasury Regulation §1.409A-1(a)(3). Whether a Participant has had a Separation from Service shall be determined in accordance with the requirements of Treasury Regulation 1.409A-1(h).

Stock Account.  “Stock Account” means the sub-account of a Participant’s Account that is to be maintained in shares of Employer Stock.

Unforeseeable Emergency.  “Unforeseeable Emergency” means a severe hardship to the Participant resulting from:

(a)an illness or accident of –

(i)the Participant,

(ii)the Participant’s spouse, or

(iii)the Participant’s “dependent” (as defined in Code Section 152(a));

(b)loss of the Participant’s property due to casualty; or

(c)other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. The term “Unforeseeable Emergency” shall be construed consistent with Code Section 409A and the Treasury Regulations and other guidance issued thereunder.

ARTICLE III
ELIGIBILITY AND VESTING

3.1Eligibility.  The Plan is available to non-employee members of the Board. Each Director who is eligible to participate in the Plan shall enroll in the Plan by completing the Election Form. A Director’s participation in the Plan shall commence as of the date specified in the Election Form.

3.2Vesting.  Each Participant shall be 100% vested in his or her Account Balance.

ARTICLE IV
DEFERRAL CONTRIBUTIONS AND ACCOUNT

4.1Initial Deferral Election.  Each Participant shall have the right to elect to defer a fixed percentage of the Director Fees to which the Participant would otherwise be entitled, with such Deferral Contribution to be deferred and paid at the times and in the manner herein stated. Commencing on or after July 1, 2018, each new Participant electing to make a Deferral Contribution shall execute and deliver to the Bank the Election Form. Each Participant shall elect on the Election Form the proportions of the Deferral Contribution which are to be in cash and shares of Employer Stock. Such election shall be applicable only to Director Fees earned for services rendered after the date of such election.  A Participant’s deferral election shall be made no later than December 16th of the year prior to the year for which such election is effective, or with respect to a Participant who first becomes eligible during a Plan Year, within 30 days following the Participant’s initial eligibility date.  In the latter case, the election shall be applicable only to Director Fees earned for services rendered after the date of such election.  In the event a Participant fails to elect in the Election Form the form of investment for the Deferral Contributions for a Plan Year, the entire Deferral Contribution for such Plan Year shall be credited to the Participant’s Cash Account.

4.2Changes to Deferral Election.  Each Participant’s Deferral Contribution shall continue in effect until revoked, provided, however, that every election to defer Director Fees shall be irrevocable as to Director Fees earned for services performed prior to the date of such revocation.  Changes or revocation of the Participant’s Deferral Contribution shall made in writing in the form of Notice of Adjustment of Deferral Contribution attached hereto as Exhibit B, which shall be effective upon the January 1st of the year stated therein, provided this form is executed and delivered to the Bank by December 16th of the previous calendar year.

4.3One-Time Election to Convert All or Part of Account to Employer Stock.  Each Participant may make a one-time irrevocable election to convert all or part of the Participant’s Account to Employer Stock. The election under this Section 4.3 should be made after May 23, 2018 and on or before June 19, 2018, on the One-Time Election Form.

4.4Account.  The Bank shall maintain for each Participant an Account to which the Participant’s Deferral Contributions shall be credited thereto as of the last day of the month during which the Director Fees would have been paid to the Participant, if not deferred.

On or after July 1, 2018, a Participant’s Account may be sub-divided into a Cash Account and a Stock Account, if applicable. Deferral Contributions made in the form of cash shall be credited to Participants’ Cash Accounts, and Deferral Contributions that are converted to shares of Employer Stock shall be credited to Participants’ Stock Accounts, respectively. The Bank shall credit earnings to each Participant’s Account on an annual basis.  The Earnings Rate credited to a Participant’s Cash Account each year shall be as described Section 4.5.  Any dividends paid on shares of Employer Stock held in Participants’ Stock Accounts shall be immediately reinvested in additional shares of Employer Stock and credited to

Participants’ Stock Accounts as soon as administratively practicable thereafter.  A Participant’s Account balance shall be equal to the sum of (i) cash Deferral Contributions and interest earnings credited to such Participant’s Cash Account, plus (ii) the value of shares of Employer Stock credited to such Participant’s Stock Account.

4.5Earnings Rate.  As of the last day of the Plan Year, the Bank shall credit each Participant’s Cash Account with interest equal to the prime rate as reported in The Wall Street Journal on the first business day of the Plan Year, compounded annually, provided however, such crediting rate shall never be less than three percent (3%) or greater than ten percent (10%).

4.6Unsecured Creditor.  The Participant’s interest in his or her Account is limited to the right to receive payments under the Plan, and the Participant’s position is that of a general unsecured creditor of the Bank.

ARTICLE V
DISTRIBUTION OF BENEFITS

5.1

Distribution of Account Balance.  The Participant’s Account Balance shall be distributed to the Participant in accordance with this Article V, and shall commence or be paid within 30 days following the event that triggers distribution.  All subsequent payments of the Participant’s Account Balance shall be paid in the manner specified in the Plan. All distributions from the Cash Account shall be made in cash, and all distributions from the Stock Account shall be made in the form of Employer Stock.

5.2	Election of Time and Form of Distribution.

(a)Time of Payment. Subject to Section 5.1, the Participant may elect for the payment of his or her Account Balance to be triggered upon either: (i) the Participant’s Separation from Service; or (ii) a specified date by completing the Election Form. If the Participant does not designate a time of payment pursuant to this Section 5.2(a), then the distribution of the Participant’s Account Balance shall be triggered upon his or her Separation from Service.

(b)Form of Payment. Subject to Section 5.1, the Participant may elect for his or her Account Balance to be distributed following his or her Separation from Service or specified date in either a lump sum or equal monthly installments over a designated period by completing the Election Form. If the Participant does not designate the manner in which his or her Account Balance will be paid, the Account Balance shall be distributed to the Participant in a lump sum.

5.3

Death, Disability and Change in Control.  In the event of the earlier of: (i) the Participant’s death; (ii) the Participant’s Disability or (iii) a Change in Control prior to the Participant’s Separation from Service or specified date elected by the Participant pursuant to Section 5.2, the Participant (or the Participant’s Beneficiary) shall be paid his or her Account Balance in a lump sum within 30 days thereafter.

5.4Hardship Distributions.  Upon a finding that the Participant has suffered an Unforeseeable Emergency, the Committee may, in its sole discretion, make distributions from the Participant’s Account prior to the time specified for payment of benefits under the Plan. The amount of such distribution shall be limited to the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution.  The amounts necessary to satisfy the Unforeseeable Emergency will be determined after taking into account the extent to which the hardship is, or can be, relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets, to the extent that the asset liquidation would not itself cause severe financial hardships.  If a hardship distribution is approved, it shall be paid in a lump-sum within 30 days following the Unforeseeable Emergency event which triggers payment, and the Participant’s Account Balance shall be reduced by an amount equal to the hardship distribution.

5.5Modification of Time and Form of Payment of Account Balance.  In the event a Participant desires to modify the time or form of payment of his or her Account Balance, the Participant may do so on a written form provided by the Bank, provided that:

(a)the subsequent election shall not be effective for at least 12 months after the date on which the subsequent election is made;

(b)except for payments upon the Participant’s death, Disability, the first of a stream of payments for which the subsequent election is made shall be deferred for a period of not less than five (5) years from the date on which such payment would otherwise have been made; and

(c)for payments scheduled to be made on a specified date or to commence under a fixed schedule, the subsequent election must be made at least 12 months before the date of the first scheduled payment.

5.6Code Section 409A.  The Plan shall be interpreted to comply with or be exempt from Code Section 409A, and all provisions of the Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.  Each payment that is payable pursuant to this Plan is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii).

ARTICLE VI
ADMINISTRATION

6.1Committee; Duties.  This Plan shall be administered by the Committee, which, unless otherwise provided by the Board, shall be the Benefits Committee.  The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.  A majority vote of the Committee members shall control any decision.

6.2Agents.  The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Bank.

6.3Binding Effect of Decisions.  The decision or action of the Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules of regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

6.4Indemnity of Committee.  The Bank shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

ARTICLE VIICLAIMS PROCEDURE

7.1Claim.  Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within 30 days.

7.2Denial of Claim.  If the claim or request is denied, the written notice of denial shall state:

(a)The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

(b)A description of any additional material or information required and an explanation of why it is necessary.

(c)An explanation of the Plan’s claim review procedure.

7.3Review of Claim.  Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

7.4Final Decision.  The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstance, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions.

7.5Arbitration. If a claimant continues to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

ARTICLE VIII
AMENDMENT AND TERMINATION OF PLAN

8.1Amendment.  Notwithstanding anything herein contained to the contrary, the Board reserves the exclusive right to freeze or to amend the Plan at any time, provided that no amendment to the Plan shall be effective to decrease or to restrict the amount accrued to the date of such amendment.

8.2Complete Termination.  Subject to the requirements of Code Section 409A, in the event of complete termination of the Plan, the Plan shall cease to operate and the Bank shall pay out to the Participant his or her entire Account Balance as of the date of termination of the Plan. Such complete termination of the Plan shall occur only under the following circumstances and conditions:

(a)The Board may terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of: (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)The Board may terminate the Plan by irrevocable action within the 30 days preceding, or 12 months following, a Change in Control, provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Bank are terminated so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the irrevocable termination of the arrangements.  For these purposes, “Change in Control” shall be defined in accordance with the Treasury Regulations under Code Section 409A.

(c)The Board may terminate the Plan provided that: (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all arrangements sponsored by the Bank that would be aggregated with this Plan under Treasury Regulations Section 1.409A-1(c) if the Participant covered by this Plan was also covered by any of those other arrangements are also terminated; (iii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iv) all payments are made within 24 months of the termination of the arrangements; and (v) the Bank does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations Section 1.409A-1(c) if the Participant participated in both arrangements, at any time within three years following the date of termination of the arrangement.

ARTICLE IXMISCELLANEOUS

9.1Unfunded Plan.  This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for members of the Board. This Plan is not intended to create an investment contract, but to provide tax planning opportunities and retirement benefits to eligible individuals who have elected to participate in the Plan. Participants are members of the Board who, by virtue of their position, are uniquely informed as to the Bank’s operations and have the ability to materially affect the Bank’s profitability and operations.

9.2Trust Fund.  The Bank shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Bank may establish one or more grantor trusts within the meaning of Code Sections 671 through 679, and in accordance with Revenue Procedures 92-64 and 92-65 with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits.  Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Bank’s creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Bank shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Bank.

9.3Payment to Participant, Legal Representative or Beneficiary.  Any payment to any Participant or the legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Bank, which may require the Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Bank.

9.4Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

9.5Validity.  In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

9.6Notice.  Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of the Bank. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

9.7Successors.  The provisions of this Plan shall bind and inure to the benefit of the Bank and its successors and assigns.  The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Bank, and successors of any such corporation or other business entity.

9.8Payment of Employment and Code Section 409A Taxes.  Any distribution under this Plan shall be reduced by the amount of any taxes required to be withheld from such distribution, if any.  This Plan shall permit the acceleration of the time or schedule of a payment to pay employment related taxes as permitted under Treasury Regulation Section 1.409A-3(j) or to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder.  In the latter case, such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

9.9Acceleration of Payments.  Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder.  Notwithstanding the foregoing, payments may be accelerated hereunder by the Bank, in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Department of the Treasury. Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Treasury Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) to apply certain offsets in satisfaction of a debt of the Participant to the Bank; (vi) in satisfaction of certain bona fide disputes between the Participant and the Bank; or (vii) for any other purpose set forth in the Treasury Regulations and subsequent guidance.

9.1012 U.S. C. § 1828(k).  Any payments made to the Participant pursuant to this Plan or otherwise are subject to and conditioned upon compliance with 12 U.S.C. § 1828(k) and 12 C.F.R. Part 359 Golden Parachute and Indemnification Payments or any other rules and regulations promulgated thereunder.

9.11Governing Law.  The Plan is established under, and will be construed according to, the laws of the State of New York, to the extent such laws are not preempted by the ERISA or Code and regulations published thereunder.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Bank, acting through its authorized officer, has adopted this Plan.

PCSB BANK

6/18/2018________________By: /s/ Joseph D. Roberto______________

Date

Exhibit A

PCSB BANK

TRUSTEE FEE DEFERRAL PLAN

ELECTION FORM

Instructions:  Use this form to elect to defer receipt of Director Fees that are ordinarily payable to you during the Plan Year as such compensation is earned, and to designate how you wish to receive your benefits from the PCSB Bank Director Fee Deferral Plan (the “Plan”).

Individuals who first participate in the Plan during a Plan year must complete this form within 30 days after the date that he or she became eligible to participate in the Plan.  For other participants, this election form must be completed no later than December 16th of the Plan Year immediately preceding the Plan Year for which such deferrals will be made.

Any capitalized terms used in this Election Form but not otherwise defined herein shall have the meanings set forth in the Plan.

Participant Name:

Date of Participation:

PART I:DEFERRAL CONTRIBUTION (Directors to Complete):

I hereby elect to make an irrevocable election to defer the receipt of Director Fees (which includes both board and committee fees) earned following the date of this Election Form as follows:

_____ % of my Director Fees

Of the amounts deferred pursuant to this Election Form, I elect such deferrals to be allocated as follows:

_____ % to be allocated to my Cash Account

_____ % to be allocated to my Stock Account

I understand that my election to defer receipt of Director Fees shall continue for subsequent years in accordance with this Election Form until such time as I submit a “Notice of Adjustment of Deferral Contribution (Exhibit B hereto) to the Committee at least 15 days prior to January 1 of any Plan Year.  Such adjustment will only take effect January 1 of the calendar year following the year in which such notice is executed.

PART II:DISTRIBUTION ELECTIONS (Directors to Complete)

Except as provided in Section 5.3 of the Plan, I understand and agree that my Account Balance shall be paid at the time and in the manner that I select in my Election Form from time to time (i.e., the distribution election made in this Part II of the Election Form will govern the amounts deferred pursuant to this Election Form and any distribution election that I make in a subsequent Election Form for a different plan year will govern the  amounts deferred pursuant to that Election Form), and that such election(s) shall be irrevocable, unless modified in accordance with Section 5.5 of the Plan.  I also understand and agree that if I fail to select a time and form of benefit payment for the amounts deferred under this or a subsequent

Election Form, such amounts will be distributed pursuant to the election made in my immediately prior Election Form. If I have never made an election as to the form of distribution of my Account, I will be deemed to have elected that my Account Balance will be distributed in a lump sum within 30 days after my Separation from Service for purposes of Section 5.2 of the Plan.

Note, if you do not make a selection below, that portion of your Account deferred pursuant to this Election Form will be distributed in accordance with your last completed Election Form. If you have never made an election as to the form of distribution of your Account, your Account will be distributed in a lump sum within 30 days after your Separation from Service.

Please Select either (A) or (B) below:

☐	(A) Separation from Service Election

Pursuant to Section 5.2 of the Plan, in the event of my Separation from Service, I hereby elect to receive my Account Balance in the following form: (check one):

_____lump sum distribution

_____substantially equal monthly installments over a period of ____ years

☐	(B) Specified Date Election

Pursuant to Section 5.2 of the Plan, I hereby elect to receive (or begin to receive) my Account Balance on ______________ (enter month, day and year).

Further, I hereby elect to receive my Account Balance in the following form (check one):

_____lump sum distribution

_____substantially equal monthly installments over a period of ____ years

[Signature Page to Follow]

2

I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Committee.

This Election Form shall become effective upon execution (below) by both the Participant and a duly authorized officer of the Bank.

Dated this ___________ day of ________________, 20__.

(Bank’s duly authorized officer)Participant’s Signature

3

Exhibit B

PCSB BANK

TRUSTEE FEE DEFERRAL PLAN

NOTICE OF ADJUSTMENT OF DEFERRAL CONTRIBUTION

The undersigned Participant of the PCSB Bank Director Fee Deferral Plan (the “Plan”) does hereby adjust the deferral of his or her Director Fees under the Plan. The undersigned Participant acknowledges that this election is only revocable with respect to compensation earned for services in the subsequent calendar year following the date of this notice.

Any capitalized terms used in this form but not otherwise defined herein shall have the meanings set forth in the Plan.

Adjustment of Deferral Contribution to take effect as of January 1 of the calendar year immediately following the date of this election.

Directors (Complete this Section):

I hereby elect to make an irrevocable election to defer the receipt of Director Fees earned following the date of this Election Form as follows (to discontinue deferral, enter “0”):

_____ % of my Director Fees

_____ % in cash

_____ % in Employer Stock

Dated this ___________ day of ________________, 20__.

(Bank’s duly authorized officer)Participant’s Signature

4

Exhibit C

PCSB BANK

TRUSTEE FEE DEFERRAL PLAN

BENEFICIARY DESIGNATION FORM

PART III:BENEFICIARY DESIGNATION

In accordance with the terms of the Plan, I hereby designate the following Beneficiary(ies) to receive any death benefits under the Agreement:

PRIMARY BENEFICIARY:

Name:_________________________________% of Benefit:___________________

Name:_________________________________% of Benefit:___________________

Name:_________________________________% of Benefit:___________________

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Participant):

Name:_________________________________% of Benefit:___________________

Name:_________________________________% of Benefit:___________________

Name:_________________________________% of Benefit:___________________

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect and this Beneficiary Designation is revocable.

DateParticipant’s Signature

5

Exhibit D

PCSB BANK

TRUSTEE FEE DEFERRAL PLAN

ONE-TIME ELECTION FORM

TO CONVERT ALL OR A PORTION OF ACCOUNT TO EMPLOYER STOCK

Instructions:  Use this form to elect to convert all or a portion of your current Account Balance in the PCSB Bank Director Fee Deferral Plan (the “Plan”) to Employer Stock.

Individuals who participate in the Plan must complete this form between May 23, 2018 and June 19, 2018 and it will be effective, initially, as of July 1, 2018.

Any capitalized terms used in this Election Form but not otherwise defined herein shall have the meanings set forth in the Plan.

Participant Name:

Percentage of Account to Convert to Employer Stock (Director to Complete):

I hereby elect to make an irrevocable election to transfer ______ % of my Account to my Stock Account to be invested in Employer Stock.

I understand that my election to convert all or a portion of my existing Account to Employer Stock is a one-time irrevocable election.

I also understand that I may make a one-time mid-year election to have a percentage of my current year’s Deferral Contribution invested in Employer Stock.  I elect to have (check one):

_____none of my future 2018 Deferral Contributions invested in Employer Stock

__________% (specify percentage, up to 100%, in whole percentages) invested in Employer Stock

Hereafter, I may elect to have all or a portion of each calendar year’s deferral invested in Employer Stock.

I also understand that any amount I elect to invest in Employer Stock shall remain in Employer Stock for the entire deferral period and will be distributed to me in Employer Stock at the time of distribution unless a distribution in Employer Stock is not possible (i.e., in the event of a distribution following a Change in Control of the Company where the merger consideration is cash or cash and stock).

I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Committee.

This Election Form shall become effective upon execution (below) by both the Participant and a duly authorized officer of the Bank.

Dated this ___________ day of ________________, 20__.

(Bank’s duly authorized officer)Participant’s Signature

6